E A R N I N G S R E L E A S E

Press Contacts:     Gary R. Shook, President & CEO            540-687-4801 or
pres@middleburgbank.com

Raj Mehra, EVP & CFO                540-687-4816 or
cfo@middleburgbank.com

Jeffrey H. Culver, EVP & COO            703-737-3470 or
coo@middleburgbank.com

MIDDLEBURG FINANCIAL CORPORATION ANNOUNCES FOURTH QUARTER 2014 RESULTS

MIDDLEBURG, VA. – January 30, 2015 – Middleburg Financial Corporation (the “Company”) (Nasdaq: MBRG), today announced net income of $1.63 million, or $0.23 per diluted share, for the fourth quarter of 2014. Net income was $7.58 million, or $1.06 per diluted share, for the year ended December 31, 2014.

“As we look forward to 2015, we are gratified with the accomplishments of 2014 as compared to the previous year,” commented Gary R. Shook, President and CEO of Middleburg Financial Corporation. “In each area there were significant improvements, including a 23% increase in net income on a year-over-year basis. We are focused on expense reduction and continuing the momentum of the robust loan growth that occurred in the fourth quarter of 2014.”

Fourth Quarter 2014 Highlights:

•
Net income of $1.63 million or $0.23 per diluted share for the fourth quarter of 2014, an increase of 45.15% compared to $1.12 million or $0.16 per diluted share for the fourth quarter of 2013. Net income of $7.58 million or $1.06 per diluted share for 2014, an increase of 23.24% compared to $6.15 million or $0.87 per diluted share for 2013.

•
Net interest margin for the fourth quarter of 2014 declined to 3.31% compared to 3.36% for the previous quarter and to 3.43% for the fourth quarter of 2013. Net interest margin for 2014 and 2013 was 3.40%.

•
Cost of funds was 43 bp for the fourth quarter of 2014, a decrease of 2 bp from the previous quarter and a decrease of 12 bp from the fourth quarter of 2013. Cost of funds was 48 bp for 2014, a decrease of 12 bp from 2013.

•
Net interest income was $9.32 million for the fourth quarter of 2014, a decrease of 2.41% compared to the previous quarter and a decrease of 3.06% compared to the fourth quarter of 2013. Net interest income was $38.08 million for 2014, an increase of 1.00% from 2013.

•
Non-interest expense was $9.42 million for the fourth quarter of 2014, a decrease of 31.22% compared to the fourth quarter of 2013. Non-interest expense was $41.08 million for 2014, a decrease of 23.98% from 2013.

•
Efficiency ratio of 77.53% for the fourth quarter of 2014, compared to an efficiency ratio of 88.32% for the fourth quarter of 2013. Efficiency ratio of 75.10% in 2014 compared to an efficiency ratio of 82.13% in 2013.

•	Total assets were $1.22 billion as of December 31, 2014, a decrease of 0.40% for the full year.

•	Total deposits were $989.12 million as of December 31, 2014, an increase of 0.68% for the full year.

•	Loans held-for-investment were $754.85 million as of December 31, 2014, an increase of 3.62% for the full year.

•	Nonaccrual loans were $9.94 million on December 31, 2014, a decrease of 49.66% for the full year.

•	The ratio of nonperforming assets to total assets was 1.59% at December 31, 2014 compared to 2.33% at December 31, 2013.

•
Capital ratios continue to be strong: Tangible Common Equity Ratio of 9.70%, Total Risk-Based Capital Ratio of 16.95%, Tier 1 Risk-Based Capital Ratio of 15.70%, and a Tier 1 Leverage Ratio of 9.90% at December 31, 2014.

TOTAL REVENUE
Total revenue, which is comprised of net interest income (before provision for loan losses) and non-interest income, was $11.67 million for the fourth quarter of 2014, representing a decrease of 1.35% compared to the previous quarter and a decrease of 22.30% compared to the fourth quarter of 2013. Total revenue for all of 2014 was $52.87 million compared to total revenue for 2013 of

$62.24 million, a decline of 15.05% on a year-over-year basis. The decline in revenue in the fourth quarter of 2014 compared to the previous quarter was driven by lower net interest income as the decrease in loan yields caused further net interest margin compression. The declines in revenue in 2014 compared to the same periods in 2013 were primarily due to the sale of Southern Trust Mortgage in the second quarter of 2014, which resulted in no revenue from the gain on sale of residential mortgage loans in the third and fourth quarters of 2014.

Net Interest Income
The Company recorded net interest income of $9.32 million for the fourth quarter of 2014, representing a decrease of 2.41% compared to the previous quarter and a decrease of 3.06% compared to the quarter ended December 31, 2013. The net interest margin declined to 3.31%, compared to 3.36% for the previous quarter and 3.43% for the quarter ended December 31, 2013.

The following factors contributed to net interest margin compression during the fourth quarter of 2014:

•	Yields on earning assets declined by 7 bp compared to the previous quarter, primarily due to a 12 bp decrease in loan yields and a 26 bp decrease in yields on investments.

•	Loan yields fell even as loan balances increased during the quarter, reflecting competitive market pressures that resulted in lower yields for loans booked during the period.

•
Yields on investment securities were impacted by an increase in premium amortization stemming from faster prepayments on mortgage backed securities accompanied by a general decline in market yields which resulted in lower book yields for securities that were added to the portfolio during the period.

•	Cost of funds declined by 2 bp to 43 bp as the Company grew non-interest bearing deposits and paid off some maturing brokered deposits.

The decline in yields on earning assets resulted in total interest income of $10.49 million for the quarter, lower by 2.81% compared to the previous quarter. Total interest income for the quarter declined by 5.64% compared to the quarter ended December 31, 2013 as yields on average earning assets fell by 22 bp while the balance of average earning assets declined by 0.59% during the period.

The Company recorded net interest income of $38.08 million for 2014, representing an increase of 1.00% compared to 2013. The net interest margin for all of 2014 was 3.40%, flat compared to the net interest margin for 2013.

Non-Interest Income
Non-interest income decreased by 56.52% in the fourth quarter of 2014 and by 39.74% for all of 2014 compared to the same periods in 2013. The primary reason for the decline in non-interest income was the Company's sale of its majority interest in Southern Trust Mortgage during the second quarter of 2014, which resulted in no revenue from the gain on sale of residential mortgage loans in the third and fourth quarters of 2014. The drop in mortgage revenue was partially offset by fees generated by Middleburg Investment Group ("MIG"), which is the Company's wealth management group. Fees earned by MIG increased by 10.16% during the fourth quarter of 2014 and by 9.87% for all of 2014 compared to the same periods in 2013. Fee income is based primarily on the market value of the accounts under administration which were $1.87 billion at December 31, 2014 compared to $1.55 billion at December 31, 2013.

NON-INTEREST EXPENSE
Non-interest expense declined by 31.22% during the fourth quarter of 2014 and by 23.98% for all of 2014, compared to the same periods in 2013. Principal categories of non-interest expense that changed were the following:

•
Salaries and employee benefit expenses declined by 30.48% in the fourth quarter of 2014 and by 26.21% for all of 2014 compared to the same periods in 2013. The primary reasons for lower salary and employee benefit expenses were the sale of the Company's majority interest in Southern Trust Mortgage in the second quarter of 2014 and staff reductions at the bank.

•
Advertising expenses decreased by 114.91% in the fourth quarter of 2014 and by 74.95% for all of 2014 compared to the same periods in 2013, as the Company streamlined its advertising campaigns and product marketing.

•
Occupancy and equipment expense decreased by 28.06% in the fourth quarter of 2014 and by 15.02% for all of 2014 compared to the same periods in 2013. The primary reason for lower expenses in this category was the sale of Southern Trust Mortgage in the second quarter of 2014. Expenses attributable to Southern Trust Mortgage were consolidated in the Company's financial statements through the date of the sale.

•
Costs related to other real estate owned (OREO) increased by 41.03% in the fourth quarter of 2014 and decreased by 82.41% for all of 2014 compared to the same periods in 2013. Changes in the level of OREO related expenses are determined by the volume of OREO properties recorded during the periods, valuation allowance adjustments related to estimated selling costs of new properties recorded and adjustments based on fair value of existing properties, the condition and maintenance of properties held during the periods and gains and losses incurred on the sale of properties.

•
Other expenses declined by 36.22% in the fourth quarter of 2014 and by 17.95% for all of 2014 compared to the same periods in 2013. The primary reasons for declines in expenses in this category were the sale of the Company's majority interest in Southern Trust Mortgage in the second quarter of 2014. Significant items in this category include expenses related to deposit processing, fees for advisory services, telephone and professional fees.

ASSET QUALITY
Nonaccrual loans declined during 2014 compared to the prior year and as a result the allowance for loans losses declined to $11.79 million or 1.56% of total loans at December 31, 2014 compared to $13.32 million or 1.83% of total loans at December 31, 2013. The following factors contributed to the decline in the allowance for loan losses:

•	Loans that were delinquent for more than 90 days and still accruing declined to $30,000 as of December 31, 2014 from $808,000 as of December 31, 2013.

•	Nonaccrual loans were $9.94 million as of December 31, 2014, compared to $19.75 million as of December 31, 2013, representing a decrease of 49.66%.

•	Troubled debt restructurings that were performing as agreed totaled $4.30 million at December 31, 2014 compared to $4.67 million at December 31, 2013, representing a decrease of 8.11%.

•	Total nonperforming assets were $19.45 million or 1.59% of total assets at December 31, 2014 compared to $28.66 million or 2.33% to total assets at December 31, 2013.

CONSOLIDATED ASSETS
Total consolidated assets at December 31, 2014 were $1.22 billion, a decrease of 0.40% since December 31, 2013. Changes in major asset categories were as follows:

•
Cash balances and deposits at other banks decreased by $12.32 million compared to December 31, 2013, as the Company paid off maturing brokered deposits and Federal Home Loan Bank advances during the third and fourth quarters of 2014.

•	The Company deployed excess liquidity into growing its securities portfolio which increased by $21.34 million compared to December 31, 2013.

•
Loan balances grew in the fourth quarter of the year and loans held for investment increased by $26.37 million from December 31, 2013. A reclassification of $8.64 million, previously in mortgage loans held for sale, into a single loan made to Southern Trust Mortgage was necessitated by the Company's sale of its majority interest in Southern Trust Mortgage during the second quarter of 2014.

CONSOLIDATED LIABILITIES
Total consolidated liabilities at December 31, 2014 were $1.10 billion, a decrease of 1.07% compared to December 31, 2013. Total deposits increased by $6.72 million from December 31, 2013 to $989.12 million as of December 31, 2014, while Federal Home Loan Bank borrowings fell by $25 million to $55 million.

SHAREHOLDERS' EQUITY AND CAPITAL
Shareholders’ equity attributable to Middleburg Financial Corporation shareholders at December 31, 2014 was $122.03 million, compared to $112.58 million at December 31, 2013. Retained earnings at December 31, 2014 were $55.85 million compared to $50.69 million at December 31, 2013. The book value of the Company’s common stock at December 31, 2014 was $17.11 per share versus $15.90 per share at December 31, 2013.

The Company’s capital ratios remain well above regulatory minimum capital ratios as of December 31, 2014:

•	Tier 1 Leverage ratio was 9.90%, 5.90% over the regulatory minimum of 4.0%.

•	Tier 1 Risk-Based Capital Ratio was 15.70%, 11.70% over the regulatory minimum of 4.0%.

•	Total Risk Based Capital Ratio was 16.95%, 8.95% over the regulatory minimum of 8.0%.

Caution about Forward Looking Statements

Certain information contained in this discussion may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements relate to the Company’s future operations and are generally identified by phrases such as “the Company expects,” “the Company believes” or words of similar import. Although the Company believes that its expectations with respect to the forward-looking statements are based upon reliable assumptions within the bounds of its knowledge of its business and operations, there can be no assurance that actual results, performance or achievements of the Company will not differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements. For details on factors that could affect expectations, see the risk factors and other cautionary language included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, and other filings with the Securities and Exchange Commission.

About Middleburg Financial Corporation

Middleburg Financial Corporation is headquartered in Middleburg, Virginia and has two wholly owned subsidiaries, Middleburg Bank and Middleburg Investment Group, Inc. Middleburg Bank serves communities in Virginia with financial centers in Ashburn, Gainesville, Leesburg, Marshall, Middleburg, Purcellville, Reston, Richmond, Warrenton and Williamsburg. Middleburg Investment Group owns Middleburg Trust Company, which is headquartered in Richmond, Virginia with offices in Middleburg, Alexandria and Williamsburg.

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Balance Sheets
(In thousands, except for share and per share data)

	(Unaudited)	(Audited)
	December 31, 2014	December 31, 2013
ASSETS
Cash and due from banks	$7,396	$6,648
Interest-bearing deposits with other institutions	47,626	60,695
Total cash and cash equivalents	55,022	67,343
Securities held to maturity, fair value approximates $1,397 for 2014	1,500	—
Securities available for sale, at fair value	348,263	328,423
Loans held for sale	—	33,175
Restricted securities, at cost	5,279	6,780
Loans receivable, net of allowance for loan losses of $11,786 and $13,320, respectively	743,060	715,160
Premises and equipment, net	18,104	20,017
Goodwill and identified intangibles	3,807	5,346
Other real estate owned, net of valuation allowance of $755 and $398, respectively	4,051	3,424
Bank owned life insurance	22,617	21,955
Accrued interest receivable and other assets	21,154	26,130
TOTAL ASSETS	$1,222,857	$1,227,753

LIABILITIES
Deposits:
Non-interest bearing demand deposits	$216,912	$185,577
Savings and interest bearing demand deposits	523,266	528,879
Time deposits	248,938	267,940
Total deposits	989,116	982,396
Securities sold under agreements to repurchase	38,515	34,539
Federal Home Loan Bank borrowings	55,000	80,000
Subordinated notes	5,155	5,155
Accrued interest payable and other liabilities	13,037	10,590
Commitments and contingent liabilities	—	—
TOTAL LIABILITIES	1,100,823	1,112,680

SHAREHOLDERS' EQUITY
Common stock ($2.50 par value; 20,000,000 shares authorized, 7,131,643 and 7,080,591, issued and outstanding, respectively)	17,494	17,403
Capital surplus	44,892	44,251
Retained earnings	55,854	50,689
Accumulated other comprehensive income	3,794	232
Total Middleburg Financial Corporation shareholders' equity	122,034	112,575
Non-controlling interest in consolidated subsidiary	—	2,498
TOTAL SHAREHOLDERS' EQUITY	122,034	115,073
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY	$1,222,857	$1,227,753

MIDDLEBURG FINANCIAL CORPORATION
Consolidated Statements of Income
(In thousands, except for per share data)
	(Unaudited)		(Unaudited)
	For the Three Months Ended December 31,		For the Twelve Months Ended December 31,
	2014	2013	2014	2013
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,176	$8,744	$33,833	$35,248
Interest and dividends on securities available for sale
Taxable	1,728	1,638	6,900	6,105
Tax-exempt	481	638	2,137	2,555
Dividends	64	63	293	232
Interest on deposits in banks and federal funds sold	38	31	162	132
Total interest and dividend income	10,487	11,114	43,325	44,272
INTEREST EXPENSE
Interest on deposits	933	1,094	3,889	4,911
Interest on securities sold under agreements to repurchase	79	82	318	325
Interest on short-term borrowings	—	17	—	123
Interest on FHLB borrowings and other debt	160	312	1,036	1,208
Total interest expense	1,172	1,505	5,243	6,567
NET INTEREST INCOME	9,315	9,609	38,082	37,705
Provision for loan losses	450	110	1,960	109
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,865	9,499	36,122	37,596
NON-INTEREST INCOME
Service charges on deposit accounts	606	592	2,422	2,291
Trust services income	1,138	1,033	4,362	3,970
Gains on loans held for sale	1	3,114	4,860	15,652
Gains on securities available for sale, net	45	21	186	418
Commissions on investment sales	132	107	611	470
Bank owned life insurance	168	105	662	472
Gain on sale of majority interest in consolidated subsidiary	—	—	24	—
Other operating income	260	431	1,659	1,266
Total non-interest income	2,350	5,403	14,786	24,539
NON-INTEREST EXPENSE
Salaries and employee benefits	5,134	7,385	22,601	30,627
Occupancy and equipment	1,336	1,857	6,177	7,269
Advertising	(65)	436	365	1,457
Computer operations	485	485	1,893	1,860
Other real estate owned	110	78	256	1,455
Other taxes	212	186	849	751
Federal deposit insurance	212	139	899	822
Other operating expenses	1,999	3,134	8,041	9,800
Total non-interest expense	9,423	13,700	41,081	54,041
Income before income taxes	1,792	1,202	9,827	8,094
Income tax expense	162	303	2,341	1,931
NET INCOME	1,630	899	7,486	6,163
Net loss (income) attributable to non-controlling interest	—	224	98	(9)
Net income attributable to Middleburg Financial Corporation	$1,630	$1,123	$7,584	$6,154
Earnings per share:
Basic	$0.23	$0.16	$1.07	$0.87
Diluted	$0.23	$0.16	$1.06	$0.87
Dividends per common share	$0.10	$0.07	$0.34	$0.24

MIDDLEBURG FINANCIAL CORPORATION
Quarterly Summary Statements of Income
(Unaudited, Dollars In thousands, except for per share data)
	For the Three Months Ended
	December 31, 2014	September 30, 2014	June 30, 2014	March 31, 2014	December 31, 2013
INTEREST AND DIVIDEND INCOME
Interest and fees on loans	$8,176	$8,357	$8,493	$8,806	$8,744
Interest and dividends on securities available for sale
Taxable	1,728	1,763	1,792	1,617	1,638
Tax-exempt	481	535	537	584	638
Dividends	64	84	72	73	63
Interest on deposits in banks and federal funds sold	38	51	47	26	31
Total interest and dividend income	10,487	10,790	10,941	11,106	11,114
INTEREST EXPENSE
Interest on deposits	933	955	995	1,002	1,094
Interest on securities sold under agreements to repurchase	79	81	81	80	82
Interest on short-term borrowings	—	—	—	—	17
Interest on FHLB borrowings and other debt	160	209	355	313	312
Total interest expense	1,172	1,245	1,431	1,395	1,505
NET INTEREST INCOME	9,315	9,545	9,510	9,711	9,609
Provision for loan losses	450	550	72	888	110
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	8,865	8,995	9,438	8,823	9,499
NON-INTEREST INCOME
Service charges on deposit accounts	606	635	622	557	592
Trust services income	1,138	1,119	1,057	1,048	1,033
Gains on loans held for sale	1	1	1,916	2,942	3,114
Gains on securities available for sale, net	45	12	66	63	21
Commissions on investment sales	132	193	146	140	107
Bank owned life insurance	168	168	164	162	105
Gain on sale of majority interest in consolidated subsidiary	—	—	24	—	—
Other operating income	260	152	278	969	431
Total non-interest income	2,350	2,280	4,273	5,881	5,403
NON-INTEREST EXPENSE
Salaries and employee benefits	5,134	4,441	5,993	7,033	7,385
Occupancy and equipment	1,336	1,262	1,679	1,900	1,857
Advertising	(65)	136	131	163	436
Computer operations	485	439	510	458	485
Other real estate owned	110	(33)	12	167	78
Other taxes	212	220	220	197	186
Federal deposit insurance	212	220	230	238	139
Other operating expenses	1,999	1,706	2,356	1,979	3,134
Total non-interest expense	9,423	8,391	11,131	12,135	13,700
Income before income taxes	1,792	2,884	2,580	2,569	1,202
Income tax expense	162	763	667	749	303
NET INCOME	1,630	2,121	1,913	1,820	899
Net loss (income) attributable to non-controlling interest	—	—	(58)	157	224
Net income attributable to Middleburg Financial Corporation	$1,630	$2,121	$1,855	$1,977	$1,123
Earnings per share:
Basic	$0.23	$0.30	$0.26	$0.28	$0.16
Diluted	$0.23	$0.30	$0.26	$0.28	$0.16
Dividends per common share	$0.10	$0.10	$0.07	$0.07	$0.07

MIDDLEBURG FINANCIAL CORPORATION
Selected Financial Data by Quarter
(Unaudited, Dollars in thousands, except for per share data)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2014	2014	2014	2014	2013
BALANCE SHEET RATIOS
Loans to deposits	76.32%	73.87%	72.65%	76.10%	74.15%
Average interest-earning assets to average interest-bearing liabilities	133.54%	130.14%	128.37%	126.80%	126.87%
INCOME STATEMENT RATIOS
Return on average assets (ROA)	0.53%	0.69%	0.61%	0.66%	0.37%
Return on average equity (ROE)	5.31%	7.00%	6.30%	6.99%	3.92%
Net interest margin (1)	3.31%	3.36%	3.38%	3.54%	3.43%
Yield on average earning assets	3.72%	3.79%	3.88%	4.04%	3.94%
Cost of funds	0.43%	0.45%	0.52%	0.52%	0.55%
Efficiency ratio (6)	77.53%	68.82%	78.99%	75.19%	88.32%
PER SHARE DATA
Dividends	$0.10	$0.10	$0.07	$0.07	$0.07
Book value (MFC Shareholders)	17.11	16.97	16.73	16.37	15.90
Tangible book value (4)	16.58	16.43	16.19	15.62	15.13
SHARE PRICE DATA
Closing price	$18.01	$17.74	$20.00	$17.61	$18.04
Diluted earnings multiple (2)	16.99	14.78	19.23	15.72	19.61
Book value multiple (3)	1.05	1.05	1.20	1.08	1.11
COMMON STOCK DATA
Outstanding shares at end of period	7,131,643	7,123,914	7,113,744	7,076,145	7,080,591
Weighted average shares O/S , basic - QTD	7,127,164	7,108,450	7,093,788	7,078,470	7,096,260
Weighted average shares O/S, diluted - QTD	7,146,140	7,134,262	7,117,826	7,103,785	7,130,272
Dividend payout ratio	43.48%	33.33%	26.92%	25.05%	33.32%
CAPITAL RATIOS
Capital to assets - common shareholders	9.98%	10.01%	9.50%	9.59%	9.20%
Capital to assets - with non-controlling interest	9.98%	10.01%	9.50%	9.78%	9.40%
Tangible common equity ratio (5)	9.70%	9.72%	9.22%	9.19%	8.76%
Leverage ratio	9.90%	9.71%	9.54%	9.61%	9.42%
Tier 1 risk based capital ratio	15.70%	16.04%	15.63%	14.67%	14.62%
Total risk based capital ratio	16.95%	17.30%	16.88%	15.93%	15.88%
CREDIT QUALITY
Net charge-offs to average loans	0.46%	0.09%	0.23%	0.13%	0.02%
Total nonperforming loans to total loans	1.89%	1.63%	2.10%	2.76%	3.46%
Total nonperforming assets to total assets	1.59%	1.50%	1.57%	2.04%	2.33%
Nonaccrual loans to:
Total loans	1.32%	1.01%	1.43%	2.03%	2.71%
Total assets	0.81%	0.61%	0.83%	1.23%	1.61%
Allowance for loan losses to:
Total loans	1.56%	1.57%	1.58%	1.81%	1.83%
Nonperforming assets	60.59%	63.18%	58.50%	53.54%	46.48%
Nonaccrual loans	118.52%	155.80%	110.57%	88.92%	67.44%
NONPERFORMING ASSETS
Loans delinquent 90+ days and still accruing	$30	$30	$355	$503	$808
Nonaccrual loans	9,944	7,332	10,408	14,876	19,752
Restructured loans (not in nonaccrual)	4,295	4,522	4,552	4,838	4,674
Other real estate owned	4,051	5,064	4,356	4,491	3,424
Repossessed assets	1,132	1,132	—	—	—
Total nonperforming assets	$19,452	$18,080	$19,671	$24,708	$28,658

(1)
The net interest margin is calculated by dividing tax equivalent net interest income by total average earning assets. Tax equivalent net interest income is calculated by grossing up interest income for the amounts that are non taxable (i.e., municipal income) then subtracting interest expense. The tax rate utilized is 34%. The Company’s net interest margin is a common measure used by the financial service industry to determine how profitably earning assets are funded. Because the Company earns non taxable interest income due to the mix in its investment and loan portfolios, net interest income for the ratio is calculated on a tax equivalent basis as described above. This calculation excludes net securities gains and losses.

(2)
The diluted earnings multiple is calculated by dividing the period’s closing market price per share by the annualized diluted earnings per share for the period. The diluted earnings multiple is a measure of how much an investor may be willing to pay for $1.00 of the Company’s earnings.

(3)
The book value multiple (or price to book ratio) is calculated by dividing the period’s closing market price per share by the period’s book value per share. The book value multiple is a measure used to compare the Company’s market value per share to its book value per share.

(4)
Tangible book value is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and then dividing the result by the number of shares of common stock issued and outstanding at the end of the accounting period.

(5)
The tangible common equity ratio is not a measurement under accounting principles generally accepted in the United States. It is computed by subtracting identified intangible assets and goodwill from total Middleburg Financial Corporation shareholders’ equity and total assets and then dividing the adjusted shareholders’ equity balance by the adjusted total asset balance.

(6)
The efficiency ratio is not a measurement under accounting principles generally accepted in the United States. It is calculated by dividing non-interest expense (adjusted for amortization of intangibles, other real estate expenses, and non-recurring one-time charges) by the sum of tax equivalent net interest income and non-interest income excluding gains and losses on the investment portfolio. The tax rate utilized in calculating tax equivalent amounts is 34%. The Company calculates and reviews this ratio as a means of evaluating operational efficiency.

MIDDLEBURG FINANCIAL CORPORATION Average Balances, Income and Expenses, Yields and Rates
	Three months ended December 31,
	2014			2013
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$292,726	$1,792	2.43%	$275,208	$1,701	2.45%
Tax-exempt (1)	54,275	729	5.32%	64,315	966	5.96%
Total securities	$347,001	$2,521	2.88%	$339,523	$2,667	3.12%
Loans:
Taxable	$733,090	$8,171	4.42%	$759,513	$8,738	4.56%
Tax-exempt (1)	617	8	5.14%	655	9	5.45%
Total loans (3)	$733,707	$8,179	4.42%	$760,168	$8,747	4.57%
Interest on deposits in banks and federal funds sold	63,905	38	0.24%	51,671	31	0.24%
Total earning assets	$1,144,613	$10,738	3.72%	$1,151,362	$11,445	3.94%
Less: allowance for loan losses	(11,482)			(13,267)
Total nonearning assets	76,475			81,162
Total assets	$1,209,606			$1,219,257
Liabilities:
Interest-bearing deposits:
Checking	$332,419	$163	0.19%	$329,590	$195	0.23%
Regular savings	113,316	53	0.19%	110,443	58	0.21%
Money market savings	71,222	34	0.19%	76,197	40	0.21%
Time deposits:
$100,000 and over	128,478	294	0.91%	132,994	345	1.03%
Under $100,000	123,814	389	1.25%	134,773	456	1.34%
Total interest-bearing deposits	$769,249	$933	0.48%	$783,997	$1,094	0.55%
Short-term borrowings	—	—	—%	2,022	16	3.14%
Securities sold under agreements to repurchase	37,541	79	0.83%	36,227	82	0.90%
FHLB borrowings and other debt	50,372	160	1.26%	85,264	312	1.45%
Federal funds purchased	—	—	—%	—	—	—%
Total interest-bearing liabilities	$857,162	$1,172	0.54%	$907,510	$1,504	0.66%
Non-interest bearing liabilities:
Demand deposits	216,402			185,409
Other liabilities	14,359			10,023
Total liabilities	$1,087,923			$1,102,942
Non-controlling interest	—			2,649
Shareholders' equity	121,683			113,666
Total liabilities and shareholders' equity	$1,209,606			$1,219,257
Net interest income		$9,566			$9,941
Interest rate spread			3.18%			3.28%
Cost of Funds			0.43%			0.55%
Interest expense as a percent of average earning assets			0.41%			0.52%
Net interest margin			3.31%			3.43%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 365 day year.

(3)	Total average loans include loans on non-accrual status.

MIDDLEBURG FINANCIAL CORPORATION Average Balances, Income and Expenses, Yields and Rates
	Twelve months ended December 31,
	2014			2013
	Average Balance	Income/ Expense	Yield/ Rate (2)	Average Balance	Income/ Expense	Yield/ Rate (2)
	(Dollars in thousands)
Assets:
Securities:
Taxable	$282,198	$7,193	2.55%	$268,954	$6,337	2.36%
Tax-exempt (1)	56,729	3,238	5.71%	66,396	3,870	5.83%
Total securities	$338,927	$10,431	3.08%	$335,350	$10,207	3.04%
Loans:
Taxable	$741,028	$33,810	4.56%	$755,913	$35,224	4.66%
Tax-exempt (1)	643	34	5.29%	679	37	5.45%
Total loans (3)	$741,671	$33,844	4.56%	$756,592	$35,261	4.66%
Interest on deposits in banks and federal funds sold	71,275	162	0.23%	56,436	132	0.23%
Total earning assets	$1,151,873	$44,437	3.86%	$1,148,378	$45,600	3.97%
Less: allowance for loan losses	(12,241)			(13,643)
Total nonearning assets	77,834			80,813
Total assets	$1,217,466			$1,215,548
Liabilities:
Interest-bearing deposits:
Checking	$339,996	$651	0.19%	$324,171	$852	0.26%
Regular savings	113,363	212	0.19%	110,210	243	0.22%
Money market savings	73,232	139	0.19%	75,899	171	0.23%
Time deposits:
$100,000 and over	125,904	1,232	0.98%	139,018	1,671	1.20%
Under $100,000	129,021	1,655	1.28%	140,230	1,974	1.41%
Total interest-bearing deposits	$781,516	$3,889	0.50%	$789,528	$4,911	0.62%
Short-term borrowings	—	—	—%	3,565	123	3.45%
Securities sold under agreements to repurchase	36,899	318	0.86%	35,536	325	0.91%
FHLB borrowings and other debt	70,141	1,036	1.48%	86,767	1,208	1.39%
Federal funds purchased	1	—	0.00%	—	—	0.00%
Total interest-bearing liabilities	$888,557	$5,243	0.59%	$915,396	$6,567	0.72%
Non-interest bearing liabilities:
Demand deposits	199,273			175,942
Other liabilities	11,059			7,356
Total liabilities	$1,098,889			$1,098,694
Non-controlling interest	—			2,824
Shareholders' equity	118,577			114,030
Total liabilities and shareholders' equity	$1,217,466			$1,215,548

Net interest income		$39,194			$39,033

Interest rate spread			3.27%			3.25%
Cost of Funds			0.48%			0.60%
Interest expense as a percent of average earning assets			0.46%			0.57%
Net interest margin			3.40%			3.40%

(1)	Income and yields are reported on tax equivalent basis assuming a federal tax rate of 34%.

(2)	All yields and rates have been annualized on a 365 day year.

(3)	Total average loans include loans on non-accrual status.